Visa Inc. Reports Fiscal Third Quarter 2023 Results
San Francisco, CA, July 25, 2023 – Visa Inc. (NYSE: V)
•GAAP net income of $4.2B or $2.00 per share and non-GAAP net income of $4.5B or $2.16 per share
•Net revenues of $8.1B, an increase of 12%, or 13% on a constant-dollar basis
•Payments volume and processed transaction growth was relatively stable while cross-border volume growth remained strong
•Share repurchases and dividends of $3.9B

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q3 2023		Ryan McInerney, Chief Executive Officer, Visa Inc., commented on the results:
	USD	% Change
Net Revenues	$8.1	12%
GAAP Net Income	$4.2	22%

“We reported another quarter of strong results, reflecting stable business trends. Consumer spending remained resilient, driving growth in payments volume and processed transactions. Cross-border volume continued to be a tailwind, fueled by travel growth from the ongoing recovery and summer tourism. We are focused on accelerating our growth across consumer payments, new flows and value added services by investing in our brand, innovation, capabilities, people and clients so that we remain at the center of money movement for years to come.”

GAAP Earnings Per Share	$2.00	25%
Non-GAAP Net Income(1)	$4.5	7%
Non-GAAP Earnings Per Share(1)	$2.16	9%
(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q3 2023
Payments Volume	9%
Cross-Border Volume Excluding Intra-Europe(2)	22%
Cross-Border Volume Total	17%
Processed Transactions	10%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Third Quarter 2023 — Financial Highlights

GAAP net income in the fiscal third quarter was $4.2 billion or $2.00 per share, an increase of 22% and 25%, respectively, over prior year’s results. Current year’s results included a special item of $456 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case, $85 million of net gains from equity investments and $65 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included a special item of $716 million for a litigation provision associated with the MDL case, $246 million of net losses from equity investments, and $58 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $4.5 billion or $2.16 per share, increases of 7% and 9%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). GAAP earnings per share growth was approximately 26% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 11% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.

Net revenues in the fiscal third quarter were $8.1 billion, an increase of 12%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased 13% on a constant-dollar basis.

Payments volume for the three months ended March 31, 2023, on which fiscal third quarter service revenues are recognized, increased 10% over the prior year on a constant-dollar basis.

Payments volume for the three months ended June 30, 2023, increased 9% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, increased 22% on a constant-dollar basis for the three months ended June 30, 2023. Total cross-border volume on a constant-dollar basis increased 17% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended June 30, 2023, were 54.0 billion, a 10% increase over the prior year.

Fiscal third quarter service revenues were $3.7 billion, an increase of 15% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 15% over the prior year to $4.1 billion. International transaction revenues grew 14% over the prior year to $2.9 billion. Other revenues of $597 million rose 15% over the prior year. Client incentives, a contra-revenue item, were $3.2 billion and represented 28.1% of gross revenues.

GAAP operating expenses were $3.1 billion for the fiscal third quarter, a 1% decrease over the prior year's results, primarily driven by a decrease in the litigation provision, largely offset by an increase in personnel expenses. GAAP operating expenses included the special item related to the litigation provision associated with the MDL case, the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 10% over the prior year, primarily driven by an increase in personnel expenses.

GAAP non-operating income was $122 million for the fiscal third quarter, including $85 million of net equity investment gains. Excluding this item, non-GAAP non-operating income was $37 million.

GAAP effective income tax rate was 19.2% for the quarter ended June 30, 2023. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 19.4% for the quarter ended June 30, 2023.

Cash, cash equivalents and investment securities were $20.9 billion at June 30, 2023.

The weighted-average number of diluted shares of class A common stock outstanding was 2.08 billion for the quarter ended June 30, 2023.

2

Other Notable Items

On June 20, 2023, Visa announced the appointment of Chris Suh as Executive Vice President, Chief Financial Officer, effective August 1, 2023. Mr. Suh commenced employment with Visa on July 10, 2023 as CFO Designate ahead of assuming the CFO position on August 1, 2023.

On June 28, 2023, Visa deposited $500 million into its litigation escrow account, which was previously established under the Company's U.S. retrospective responsibility plan to insulate the Company and class A shareholders from financial liability for certain litigation cases. This deposit has the same economic effect on earnings per share as repurchasing the Company's class A common stock as it reduces the as-converted class B common stock share count at a volume weighted average price of $227.75.

On June 28, 2023, Visa announced it signed a definitive agreement to acquire Pismo, a cloud-native issuer processing and core banking platform with operations in Latin America, Asia Pacific and Europe, for $1 billion in cash. The transaction is subject to customary closing conditions, including applicable regulatory reviews and approvals, and is expected to close by the end of 2023.

During the three months ended June 30, 2023, Visa repurchased 12.9 million shares of class A common stock at an average cost of $229.19 per share for $3.0 billion. The Company had $8.8 billion of remaining authorized funds for share repurchases as of June 30, 2023.

On July 25, 2023, the board of directors declared a quarterly cash dividend of $0.450 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on September 1, 2023, to all holders of record as of August 11, 2023.

Fiscal Third Quarter 2023 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

3

Forward-Looking Statements

Our earnings release and related materials contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and anticipated timing and benefits of our acquisitions. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of global economic, political, market, health and social events or conditions, including the war in Ukraine and the sanctions and other measures being imposed in response, and the ongoing effects of the COVID-19 pandemic, including the resumption of international travel;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models in the payments industry;
•continued efforts to lower acceptance costs and challenge industry practices;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2022, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Constantine Panagiotatos, 650-432-2990 Press@visa.com

4

Fiscal Third Quarter 2023 — Financial Summary

Q3 FISCAL 2023 INCOME STATEMENT SUMMARY

	Three Months Ended June 30, 2023	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenues
Service revenues	$3,668	15%
Data processing revenues	4,105	15%
International transaction revenues	2,920	14%
Other revenues	597	15%
Client incentives	(3,167)	23%
Net revenues	8,123	12%

Total operating expenses	$3,099	(1%)
Non-operating income (expense)	122	(138%)
Effective income tax rate	19.2%	8 ppt
Net income	$4,156	22%

Earnings per share	$2.00	25%

Non-GAAP(1)
Total operating expenses	$2,578	10%
Non-operating income (expense)	37	(151%)
Effective income tax rate	19.4%	6 ppt
Net income	$4,499	7%

Earnings per share	$2.16	9%

(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Q3 FISCAL 2023 KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	9%	8%
Cross-border volume excluding intra-Europe(2)	22%	22%
Cross-border volume total	17%	18%
Processed transactions	10%	10%

(2) Cross-border volume excluding transactions within Europe.

5

Visa Inc. Consolidated Balance Sheets (unaudited)

	June 30, 2023	September 30, 2022
	(in millions, except per share data)
Assets
Cash and cash equivalents	$15,590	$15,689
Restricted cash equivalents—U.S. litigation escrow	1,627	1,449
Investment securities	3,166	2,833
Settlement receivable	2,454	1,932
Accounts receivable	2,282	2,020
Customer collateral	2,907	2,342
Current portion of client incentives	1,525	1,272
Prepaid expenses and other current assets	2,119	2,668
Total current assets	31,670	30,205
Investment securities	2,122	2,136
Client incentives	3,811	3,348
Property, equipment and technology, net	3,370	3,223
Goodwill	18,082	17,787
Intangible assets, net	26,576	25,065
Other assets	3,603	3,737
Total assets	$89,234	$85,501
Liabilities
Accounts payable	$281	$340
Settlement payable	3,675	3,281
Customer collateral	2,907	2,342
Accrued compensation and benefits	1,215	1,359
Client incentives	7,532	6,099
Accrued liabilities	4,075	3,726
Current maturities of debt	—	2,250
Accrued litigation	1,545	1,456
Total current liabilities	21,230	20,853
Long-term debt	20,560	20,200
Deferred tax liabilities	5,380	5,332
Other liabilities	3,083	3,535
Total liabilities	50,253	49,920
Equity
Series A, Series B and Series C convertible participating preferred stock, $0.0001 par value: 25 shares authorized and 5 (Series A less than one, Series B 2, Series C 3) shares issued and outstanding	1,786	2,324
Class A, Class B and Class C common stock and additional paid-in capital, $0.0001 par value: 2,003,341 shares authorized (Class A 2,001,622, Class B 622, Class C 1,097); 1,862 (Class A 1,607, Class B 245, Class C 10) and 1,890 (Class A 1,635, Class B 245, Class C 10) shares issued and outstanding	20,290	19,545
Right to recover for covered losses	(25)	(35)
Accumulated income	17,908	16,116
Accumulated other comprehensive income (loss), net:
Investment securities	(80)	(106)
Defined benefit pension and other postretirement plans	(158)	(169)
Derivative instruments	(259)	418
Foreign currency translation adjustments	(481)	(2,512)
Total accumulated other comprehensive income (loss), net	(978)	(2,369)

Total equity	38,981	35,581

Total liabilities and equity	$89,234	$85,501

6

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
	(in millions, except per share data)
Net revenues	$8,123	$7,275	$24,044	$21,523

Operating Expenses
Personnel	1,481	1,283	4,333	3,634
Marketing	297	313	938	907
Network and processing	182	178	539	558
Professional fees	133	117	372	342
Depreciation and amortization	235	230	696	635
General and administrative	314	289	918	856
Litigation provision	457	717	798	865
Total operating expenses	3,099	3,127	8,594	7,797

Operating income	5,024	4,148	15,450	13,726

Non-operating Income (Expense)
Interest expense	(182)	(111)	(461)	(379)
Investment income (expense) and other	304	(208)	412	(79)
Total non-operating income (expense)	122	(319)	(49)	(458)

Income before income taxes	5,146	3,829	15,401	13,268
Income tax provision	990	418	2,809	2,251
Net income	$4,156	$3,411	$12,592	$11,017

Basic Earnings Per Share
Class A common stock	$2.00	$1.60	$6.03	$5.15
Class B common stock	$3.20	$2.59	$9.65	$8.33
Class C common stock	$8.00	$6.42	$24.10	$20.58

Basic Weighted-average Shares Outstanding
Class A common stock	1,614	1,642	1,623	1,655
Class B common stock	245	245	245	245
Class C common stock	10	10	10	10

Diluted Earnings Per Share
Class A common stock	$2.00	$1.60	$6.02	$5.14
Class B common stock	$3.19	$2.59	$9.64	$8.33
Class C common stock	$7.99	$6.41	$24.08	$20.56

Diluted Weighted-average Shares Outstanding
Class A common stock	2,080	2,129	2,092	2,143
Class B common stock	245	245	245	245
Class C common stock	10	10	10	10

7

Visa Inc. Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended June 30,
	2023	2022
	(in millions)
Operating Activities
Net income	$12,592	$11,017
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	8,858	7,435
Share-based compensation expense	591	470
Depreciation and amortization of property, equipment, technology and intangible assets	696	635
Deferred income taxes	(253)	(203)
VE territory covered losses incurred	(21)	(31)
(Gains) losses on equity investments, net	111	142
Other	(7)	(71)
Change in operating assets and liabilities:
Settlement receivable	(373)	(248)
Accounts receivable	(228)	(80)
Client incentives	(8,188)	(7,038)
Other assets	(66)	(455)
Accounts payable	(51)	(29)
Settlement payable	114	886
Accrued and other liabilities	(34)	37
Accrued litigation	87	506
Net cash provided by (used in) operating activities	13,828	12,973

Investing Activities
Purchases of property, equipment and technology	(754)	(675)
Investment securities:
Purchases	(2,817)	(4,415)
Proceeds from maturities and sales	2,410	2,580
Acquisitions, net of cash and restricted cash acquired	—	(1,945)
Purchases of other investments	(81)	(68)
Settlement of derivative instruments	402	—
Other investing activities	22	128
Net cash provided by (used in) investing activities	(818)	(4,395)

Financing Activities
Repurchase of class A common stock	(8,350)	(9,486)
Repayments of debt	(2,250)	—
Dividends paid	(2,823)	(2,409)
Proceeds from issuance of senior notes	—	3,218
Cash proceeds from issuance of class A common stock under equity plans	189	153
Restricted stock and performance-based shares settled in cash for taxes	(125)	(117)
Other financing activities	167	(15)
Net cash provided by (used in) financing activities	(13,192)	(8,656)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	844	(725)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	662	(803)

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	20,377	19,799
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$21,039	$18,996

Supplemental Disclosure
Cash paid for income taxes, net	$3,013	$2,891
Interest payments on debt	$568	$548
Accruals related to purchases of property, equipment and technology	$87	$34

8

Visa Inc. Quarterly Results of Operations (unaudited)

	Fiscal 2023 Quarter Ended			Fiscal 2022 Quarter Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(in millions)
Net revenues	$8,123	$7,985	$7,936	$7,787	$7,275

Operating Expenses
Personnel	1,481	1,515	1,337	1,356	1,283
Marketing	297	309	332	429	313
Network and processing	182	179	178	185	178
Professional fees	133	130	109	163	117
Depreciation and amortization	235	234	227	226	230
General and administrative	314	282	322	338	289
Litigation provision	457	—	341	3	717
Total operating expenses	3,099	2,649	2,846	2,700	3,127

Operating income	5,024	5,336	5,090	5,087	4,148

Non-operating Income (Expense)
Interest expense	(182)	(142)	(137)	(159)	(111)
Investment income (expense) and other	304	84	24	(60)	(208)
Total non-operating income (expense)	122	(58)	(113)	(219)	(319)

Income before income taxes	5,146	5,278	4,977	4,868	3,829
Income tax provision	990	1,021	798	928	418
Net income	$4,156	$4,257	$4,179	$3,940	$3,411

9

Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance.

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. During the three months ended June 30, 2023 and 2022, we recorded additional accruals to address claims associated with the interchange multidistrict litigation of $456 million and $716 million, respectively, and related tax benefit of $101 million and $159 million, respectively, determined by applying applicable tax rates. During the nine months ended June 30, 2023 and 2022, we recorded additional accruals to address claims associated with the interchange multidistrict litigation of $797 million and $861 million, respectively, and related tax benefit of $177 million and $191 million, respectively, determined by applying applicable tax rates. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a downward adjustment to the rate at which shares of our class B common stock convert into shares of class A common stock.

•Russia-Ukraine charges. During the nine months ended June 30, 2022, we recorded a loss within general and administrative expense of $35 million from the deconsolidation of our Russian subsidiary. We also incurred charges of $25 million in personnel expense as a result of steps taken to support our employees in Russia and Ukraine. We have excluded these amounts and the related tax benefit of $4 million, determined by applying applicable tax rates, as they are one-time charges and do not reflect the underlying performance of our business.
Our results are denominated in U.S. dollars and are calculated each quarter by applying an established U.S. dollar/foreign currency exchange rate for each local currency. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring financial performance, we report year-over-year growth using a fixed current year U.S. dollar/foreign currency exchange rate for the current and prior year periods (“constant-dollar basis”).

10

Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited) - continued

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended June 30, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$3,099	$122	$990	19.2%	$4,156	$2.00
(Gains) losses on equity investments, net	—	(85)	(18)		(67)	(0.03)
Amortization of acquired intangible assets	(41)	—	9		32	0.02
Acquisition-related costs	(24)	—	1		23	0.01
Litigation provision	(456)	—	101		355	0.17
Non-GAAP	$2,578	$37	$1,083	19.4%	$4,499	$2.16

	Nine Months Ended June 30, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$8,594	$(49)	$2,809	18.2%	$12,592	$6.02
(Gains) losses on equity investments, net	—	111	25		86	0.04
Amortization of acquired intangible assets	(130)	—	28		102	0.05
Acquisition-related costs	(69)	—	5		64	0.03
Litigation provision	(797)	—	177		620	0.30
Non-GAAP	$7,598	$62	$3,044	18.4%	$13,464	$6.44

	Three Months Ended June 30, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$3,127	$(319)	$418	10.9%	$3,411	$1.60
(Gains) losses on equity investments, net	—	246	54		192	0.09
Amortization of acquired intangible assets	(44)	—	10		34	0.02
Acquisition-related costs	(14)	—	2		12	0.01
Litigation provision	(716)	—	159		557	0.26
Non-GAAP	$2,353	$(73)	$643	13.3%	$4,206	$1.98

11

Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited) - continued

	Nine Months Ended June 30, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$7,797	$(458)	$2,251	17.0%	$11,017	$5.14
(Gains) losses on equity investments, net	—	142	40		102	0.05
Amortization of acquired intangible assets	(77)	—	17		60	0.03
Acquisition-related costs	(44)	—	6		38	0.02
Litigation provision	(861)	—	191		670	0.31
Russia-Ukraine charges	(60)	—	4		56	0.03
Non-GAAP	$6,755	$(316)	$2,509	17.4%	$11,943	$5.57

(1)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

12